Exhibit 99.1

FOR IMMEDIATE RELEASE
Company Contact:
Edward Nichols
Manakoa Services Corporation Phone 303.327.5200 x664

Investors:
Jordan Silverstein/John Nesbett
The Investor Relations Group Phone: 212.825.3210

Manakoa Accelerates Product Launches

CEO Featured Speaker at Microsoft Events

May 23, 2005, KENNEWICK, WA: Manakoa Services Corporation (OTCBB: MKOS - News), a pioneer in enterprise risk management focused on regulatory compliance solutions, has further delineated its product release dates. Based upon the positive feedback from the Early Adopter beta program provided exclusively to Microsoft Management Specialists and Microsoft partners, the Company will release to manufacturing (RTM) the Manakoa System Controls Management Pack for MOM 2005 on May 31, 2005. Further information about the Manakoa System Control Management Pack(TM) is available on the web at http://www.manakoa.com /products/scmp/.

The Company will expand availability of its Early Adopter Program for the Manakoa Compliance Services(TM) (MCS) solution on June 5, 2005. Under this program, channel partners and registered customers will be able to request evaluation copies of the software which is designed to assist organizational IT/compliance officer personnel in the alignment of key IT assets to regulatory compliance requirements. Targeted at GLBA, HIPAA, FISMA and Sarbanes Oxley compliance, MCS provides both IT and senior corporate management assessment and reporting tools. Information on the Manakoa Compliance Services(TM) solution is available on the web at http://www.manakoa.com/products/mcs/.

"Bringing these products to the market represents a major milestone in the history of Manakoa and symbolizes the expertise that our world-class staff embodies," stated James Katzaroff, Manakoa's President. "These new products have surpassed our initial expectations in terms of early adoption by our customers and partners. We are extremely pleased with this initial success and look forward to keeping our investors updated with the progress that we make as these products roll out," Katzaroff concluded.

In news related to the Company's further involvement with Microsoft, Dr. Robert Williams, Manakoa CEO and Microsoft Most Valuable Professional in the field of security, continues to be a featured expert. During the May 17, 2005 web broadcast called "Security 360" hosted by Microsoft Corporate Vice President Mike Nash, Williams joined Microsoft Director-Security Amy Roberts and Avanade Director Ace Swerling in a round table discussion on identity management and access control. The broadcast can be seen on the Microsoft website at http://go.microsoft.com/fwlink/?LinkId=45782. Dr. Williams is also scheduled to be a featured speaker at the Microsoft Worldwide Partners Conference on July 7-9. He will speak about how Microsoft channel partners can address customer regulatory compliance issues utilizing the Microsoft and Manakoa solution set.

Manakoa(R) is a registered trademark of Manakoa Services Corporation.

About Manakoa Services Corporation

Manakoa (www.Manakoa.com) is an independent software vendor and professional services company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace for enterprise customers. Manakoa's security and compliance solutions suite offers advanced automation software designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. This groundbreaking software platform transforms high-cost security and compliance consulting engagements into automated, consistent, and cost-effective technology. Manakoa's software platform can greatly reduce consulting hours and time-to-compliance through sustainable, repeatable technology. Manakoa's flagship products are being previewed by Fortune 500 companies due to the unique templates for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes-Oxley, FISMA, the USA Patriot Act, and HIPPA. Manakoa's full product suite, which will include Manakoa Compliance WorkCenter(TM) and Manakoa Compliance Command and Control Center(TM), provides a scalable, cost-effective, total compliance solution, which can easily be utilized in concert with a company's existing IT. Stand-alone components of the suite include the Manakoa KnowledgeBase(TM), Manakoa Compliance Services(TM), Manakoa System Control Management Pack, and Compliance Auditing Management Packs
(CAMP)(TM) The Company is the only corporation to have three individuals named as Microsoft Most Valuable Professional in the field of Security.

Under the Private Securities Litigation Reform Act--with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.